Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

              (212) 299-2439

NYMEX HOLDINGS, INC. TO DISTRIBUTE DIVIDEND TO SHAREHOLDERS

New York, N.Y., July 6, 2006 -- NYMEX Holdings, Inc. announced today that it will distribute a $5 million dividend during the week of August 7, 2006, to shareholders of record as of July 20.

NYMEX Chairman Richard Schaeffer said, "We are pleased to share our success with the distribution of this regular dividend to NYMEX shareholders."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. The Company assumes no obligation to update or supplement our forward-looking statements.